Exhibit 99.1

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES

ASX ANNOUNCEMENT

22 November 2022

Life360 completes A$50 million Placement

Key Highlights

•

Life360, Inc. (“Life360” or “Company”) completes an Institutional Placement of new Life360 CDIs to institutional investors to raise approximately A$50 million (equivalent to approximately US$33 million).

•	The Placement was fully underwritten and will result in approximately 7.9 million New CDIs being issued at an issue price of A$6.30.

Fully Underwritten Placement

The Placement was priced at A$6.30 per New CDI, which was the maximum price of the bookbuild range of A$6.20 to A$6.30. The price represents a 3.55% discount to the 5-day volume-weighted average price of Life360 CDIs up to, and including, 18 November 2022 of A$6.53.

No shareholder approval is required for the Placement as the New CDIs issued under the Placement will be issued within the Company’s existing placement capacity under ASX Listing Rule 7.1. New CDIs will rank equally with existing CDIs.

The Placement was fully underwritten by Bell Potter Securities Limited. MST Financial Services Pty Ltd acted as Co-Lead Manager.

Rationale

The Placement is a prudent capital management initiative that provides a strong cash buffer at a time of uncertainty across the global macroeconomic environment.

Strategic Discussions

Life360 has received inbound interest from potential parties that could result in a merger with another entity. Any such discussions are preliminary and Life360 remains focused on its existing strategic plan, and there is no certainty that they will lead to any transaction. Life360 receives inbound interest from time to time and only considers options that it believes are likely to result in an increase in shareholder value.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 1

Reaffirmation of Earnings Guidance1

Life360 reaffirms the Earnings Guidance previously provided to the market with Q3 2022 results on 15 November 2022.

In recap, for CY22 Life360 expects to deliver:

•	Core Life360 subscription revenue (excluding Tile and Jiobit) growth in excess of 55%;

•	Consolidated revenue of US$225-240 million for subscription (direct), hardware and other (indirect) revenue. The revenue range is highly dependent on Q4 stand-alone hardware performance;

•	Adjusted EBITDA[2] loss in the range of US$(37)-(41) million.

Life360 expects to finish CY22 with an Annualized Monthly Revenue (excluding hardware) of more than US$215 million, noting this does not include any price changes for existing Android subscribers.

Year-end cash and cash equivalents are forecast in the range of US$55-60 million (before the impact of this capital raise), and we expect Life360 to be on a trajectory to consistently positive Adjusted EBITDA and Operating Cash Flow by CY23 Q3, such that we record positive Adjusted EBITDA and Operating Cash Flow for CY24. This target is being brought forward by one quarter, reflecting the very strong momentum in our recurring Membership revenues, and assumes no improvement in the current headwinds impacting stand-alone hardware sales. Additionally, the substantial discretionary spending levers in the business mean we are confident in Life360’s ability to fund its future growth.

Settlement

Settlement of the Placement is scheduled for Friday, 25 November 2022, with New CDIs expected to be allotted on Monday, 28 November 2022 and trading to commence on a normal settlement basis on the Australian Securities Exchange (‘ASX’) on the same day.

[1]

In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gain on revaluation of contingent consideration.

[2]

Adjusted EBITDA was previously referred to as Underlying EBITDA. For definitions of EBITDA and Adjusted EBITDA and the use of these non-GAAP measures, as well as a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Q3 2022 Results release.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 2

Key Dates*

Trading halt announcement of Placement	Monday, 21 November 2022

Placement Bookbuild undertaken	Monday, 21 November 2022

Announcement of the results of Placement	Tuesday, 22 November 2022

Trading halt lifted and CDIs recommence trading	Tuesday, 22 November 2022

Settlement of New CDIs issued under the Placement	Friday, 25 November 2022

Allotment and commencement of trading of New CDIs issued under the Placement	Monday, 28 November 2022

*	All dates and times are indicative only and subject to change.

Authorisation

Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX.

About Life360

Life360 operates a platform for today’s busy families, bringing them closer together by helping them better know, communicate with, and protect the pets, people and things they care about most. The Company’s core offering, the Life360 mobile app, is a market leading app for families, with features that range from communications to driving safety and location sharing. Life360 is based in San Francisco and had had approximately 47.0 million monthly active users (MAU) as of September 30, 2022, located in more than 150 countries. For more information, please visit life360.com.

Tile, a Life360 company, locates millions of unique items every day by giving everything the power of smart location. Leveraging its superior nearby finding features and vast community that spans over 150 countries, Tile’s cloud-based finding platform helps people find the things that matter to them most. In addition to trackers in multiple form factors for a variety of use cases, Tile’s finding technology is embedded in over 55 partner products across audio, travel, wearables, smart home, and PC categories. For more information, please visit Tile.com.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 3

Contacts

For Australian investor inquiries:	For Australian media inquiries:

Jolanta Masojada, +61 417 261 367	Giles Rafferty, +61 481 467 903
jmasojada@lif360.com	grafferty@firstadvisers.com.au

For U.S. investors	For U.S. media inquiries:

investors@life360.com	press@life360.com

Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs, have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Future performance and forward-looking statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be about future events, including statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, its capital position, future growth and subscriber churn. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. While due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner. Forward-looking statements are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. They are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 4

those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks described in the Company’s ASX filings, Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission on July 5, 2022, as amended by the Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022, and subsequent reports filed with the Securities and Exchange Commission. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 5